EXHIBIT 99.1

Thursday, March 31, 2005, __:00 __ Eastern Time

Press Release

SOURCE: CGI Holding Corporation

CGI Holding Corporation Reports Record Year

Company Posts 203% Revenue Increase and 820% After-tax Earnings Increase Over Prior Year

NORTHBROOK, IL — (Businesswire)—March 31, 2005 — CGI Holding Corporation (AMEX: THK), which plans to seek shareholder approval to change its name to Think Partnership Inc., today announced its financial results for 2004 and for the three months ended December 31, 2004. The Company’s 2004 revenues rose to $21,473,565, a 203% increase over 2003. The Company’s 2004 pre-tax earnings rose to $4,726,199, a 500% increase over 2003. The Company’s 2004 after-tax earnings rose to $2,939,966, an 820% increase over 2003. The Company’s 2004 after-tax earnings rose to $0.10 per diluted share, an increase of 900% over 2003.

The Company’s revenues in the fourth quarter of 2004 rose to $7,352,460, a 173% increase over the fourth quarter of 2003. The Company’s pre-tax earnings in the fourth quarter of 2004 were $1,138,997, a 123% increase over the fourth quarter of 2003. The Company’s after-tax earnings in the fourth quarter of 2004 were $724,737, a decrease from the Company’s after-tax earnings in the fourth quarter of 2003 which were $1,242,441. The Company’s after-tax earnings in the fourth quarter of 2004 were $0.02 per diluted share, a decrease from the Company’s after-tax earnings in the fourth quarter of 2003 which were $0.05 per diluted share. This decrease in after-tax earnings and in after-tax earnings per diluted share in the fourth quarter of 2004 was due to a combination of factors including: a higher than expected bad debt writeoff during the fourth quarter of 2004; disproportionately higher sales later in the quarter, combined with a number of longer-term contract signings, which resulted in lower than anticipated revenue recognition during the fourth quarter of 2004; a higher number of shares and warrants outstanding due to our December 2004 private placement; and the elimination of a deferred tax valuation allowance during the fourth quarter of 2003.

Gerard M. Jacobs, the Company’s CEO, stated, “Think Partnership Inc. grew significantly during 2004: our WebSourced subsidiary showed robust growth in its search engine optimization business, and launched a new pay per click advertising campaign management business which is now managing an average of $1.9 million per month in spending. We also entered the growing online dating business with our acquisition of WebCapades, now called Cherish. And, our aggressive acquisition efforts during the second half of 2004 have culminated in our 2005 acquisitions to date of the MarketSmart Companies, Personals Plus, Ozline, KowaBunga and Smart Interactive.”

The Company has begun doing business under the name “Think Partnership Inc.” and will seek formal shareholder approval to change its legal name to Think Partnership Inc. The Company is based in Northbrook, Ill. (see www.cgiholding.com) and currently has seven subsidiaries: WebSourced, Inc., Morrisville, N.C., a leader in search engine optimization and pay-per-click campaign management (see www.websourced.com and www.keywordranking.com); MarketSmart Advertising, Inc., Rightstuff, Inc. d/b/a Bright Idea Studios, and Checkup Marketing, Inc., Raleigh, N.C., providing world-class off-line advertising, public relations, marketing, branding and shopping evaluation services (see www.marketsmart.net, www.brightideastudios.com and www.checkupmarketing.com); Cherish, Inc., Clearwater, Fla., a leading online dating company (see www.cherish.com); Ozona Online Network, Inc., Clearwater, Fla., providing a comprehensive scope of online services including start to finish web design, custom web based applications, database systems, managed and shared hosting solutions, e-commerce, and high-speed business Internet access (see www.ozline.net); and KowaBunga! Marketing, Inc., Westland, MI, providing Internet marketing software technologies, including software for affiliate marketing, search engine marketing and opt-in email marketing (see www.kowabunga.com). The Company has also entered into an agreement to merge with privately-held Meandaur, Inc. d/b/a Proceed Interactive, a full service marketing and communications agency with a core competency in search marketing, which has offices in Chicago, Ill., Dallas, Texas and Los Angeles, Calif. (see www.proceedinteractive.com); and has signed a letter of intent to acquire PrimaryAds Inc., a leading provider of affiliate marketing services that connects website publishers with online advertisers (see www.PrimaryAds.com).

Statements made in this press release that express the Company’s or management’s intentions, plans, beliefs, expectations or predictions of future events, are forward-looking statements. The words “believe”, “expect”, “intend”, “estimate”, “anticipate”, “will” and similar expressions are intended to further identify such forward-looking statements, although not all forward-looking statements contain these identifying words. Those statements are based on many assumptions and are subject to many known and unknown risks, uncertainties and other factors that could cause the Company’s actual activities, results or performance to differ materially from those anticipated or projected in such forward-looking statements. For a discussion of these risks, see the Company’s report on Form 10-KSB for the year ended December 31, 2004 under the section headed “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Risk Factors.” The Company cannot guarantee future financial results, levels of activity, performance or achievements; and investors should not place undue reliance on the Company’s forward-looking statements. The forward-looking statements contained herein represent the judgment of the Company as of the date of this press release, and the Company expressly disclaims any intent, obligation or undertaking to update or revise such forward-looking statements to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based.

Contact:

    WordSmith Communications
    Glenna Musante, 800-849-2118, ext. 126
    gmusante@marketsmart.net